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                                                                  Exhibit 10.74d

                                SIXTH AMENDMENT
                                       OF
                 BEACH PRODUCTS (DIVISION OF PENN CORPORATION)
                           RETIREMENT SAVINGS PROGRAM

                  WHEREAS, this corporation maintains the Beach Products (Division of Penn Corporation) Retirement Savings Program (the "plan"); and

                  WHEREAS, further amendment of the plan now is considered desirable;

                  NOW, THEREFORE, IT IS RESOLVED that, by virtue and in exercise of the power reserved to this corporation under subsection 10.1 of the plan, the plan, as previously amended, be and it hereby is further amended in the following particulars:

                  1. By substituting the following for subsection 2.1 of the plan:

                  "2.1. Eligibility. Subject to the conditions and limitations of the plan, each employee in the collective bargaining agreement who was an active participant in the plan immediately prior to January 1, 1996 will continue to participate in the plan on and after that date. Each other employee in the collective bargaining unit will be eligible to become a participant in the plan if he meets the following requirements:

                  (a) He is actively employed in the collective bargaining unit; and

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                  (b)      He has completed twelve months of continuous
                           employment (as defined in subsection 2.2) or, if the employee was hired by the company before January 1, 1996, six months of continuous employment.

         Each employee who meets the requirements of subparagraphs (a) and (b) above will become a participant in the plan on the entry date specified in (c) or (d) below, whichever applies:

                  (c) If the employee is hired by the company before January 1, 1996, on the first January 1, April 1, July 1 or October 1 (the 'quarterly entry date') coincident with or next following the date he meets the requirements of subparagraphs (a) and (b); or

                  (d) If the employee is hired by the company on or after January 1, 1996, on the first day of the calendar month (the 'monthly entry date') coincident with or next following the date he meets the requirements of subparagraphs (a) and (b).

         Each employee will be notified of the date as of which he becomes a participant in the plan and will be furnished with a summary plan description in accordance with governmental rules and regulations. An employee who would be eligible to participate in the plan on the applicable quarterly entry date or monthly entry date except for the requirement of subparagraph 2.1(a) will become a participant on the date he satisfies the conditions for participation under such subparagraph but will not be eligible to make income deferral contributions (as defined in subsection 3.1) or voluntary participant contributions until the quarterly entry date or the monthly entry date, as the case may be, coincident with or next following the date he becomes a participant."

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                  2.          By substituting the following for subparagraph
2.2(f) of the plan:

                  "(f) In determining an employee's or participant's continuous employment for an employee or participant who incurs a one-year break in employment and is reemployed by the company or a controlled group member, continuous employment (both before and after such one-year break in employment) will be taken into account for plan purposes upon his reemployment, except as follows:

                           (i) If a former employee of the company who is not vested with respect to any portion of his employer contribution account balance or his matched employer contribution account balance, if any, is reemployed by the company or a controlled group member after he has incurred five consecutive one-year breaks in employment and if such consecutive one-year breaks in employment equal or exceed his years of continuous employment, his period of continuous employment with the company or controlled group members prior to such five consecutive one-year breaks in employment shall be disregarded for all purposes of the plan upon his reemployment, and such employee shall be treated as a new employee for all purposes of the plan. In no event shall a period of continuous employment after an employee has incurred five consecutive one-year breaks in employment be taken into account in determining the vested portion of his employer contribution account balance or his matched employer contribution account
                                    balance, if any, attributable to employment prior to such five consecutive one-year breaks in employment.

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                           (ii)     A 'one-year break in employment' will be
                                    deemed to have occurred for each 12-month period commencing on the date of an employee's termination of employment, and on each anniversary thereof, during which such employee is not employed by the company or a controlled group member. In the case of a maternity or paternity absence (as defined below), an employee's termination of employment will not be deemed to have occurred until the first anniversary of the date of such absence. A 'maternity or paternity absence' means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement."

                  3. By substituting the following for subsection 2.4 of the plan:

                  "2.4. Reemployed Former Participant. If a former participant in the plan is reemployed by the company, he will again become a participant in the plan on the date he meets the requirements of subparagraph 2.1(a) and will be eligible to make income deferral contributions under subsection 3.1 or voluntary participant contributions under subsection 4.1 on the monthly entry date (or, for former participants reemployed before 1996, the quarterly entry date) coincident with or next following the date he becomes a participant."

                  4. By adding the following new subsection 2.6 to the plan immediately following subsection 2.5 thereof:

                  "2.6. Transferred Participants. If a participant in the plan is transferred from

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         employment covered by the plan to employment with a controlled group member that is a participating employer under any other defined contribution plan of a member of the controlled group, the participant's accounts under this plan shall be transferred to such other plan and shall thereafter be subject to all of the terms and conditions of such other plan. Conversely, if a participant in one of the afore-mentioned defined contribution plans is transferred to employment covered by this plan, such partici-pant's accounts under the other plan shall be transferred to this plan. Each of a participant's transferred accounts shall be combined with the like account established for the participant under sub-section 6.1 of this plan, and the combined total of each such account shall thereafter be subject to all of the terms and conditions of this plan, unless and until such participant's accounts are again transferred to one of the aforementioned plans. Each transfer of account balances under this subsection shall be made in accordance with Sections 401(a)(12) and 414(l) of the Code and the regulations thereunder."

                  5. By deleting the phrase "by writing filed with the committee," from the first sentence of subsection 3.1 of the plan.

                  6. By substituting the following sentences for the last two sentences of subsection 3.1 of the plan:

         "A participant may elect to change the rate of his deferrals, or suspend or resume such deferrals, within the limits stated above, by making a new election. Each election under this subsection shall be made at such time, in such manner and in accordance with such rules as the committee shall determine, and shall be effective beginning with the first full pay period of any month, provided the participant has made a proper election before the fifteenth day of the preceding month."

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                  7.          By adding the following new sentences to
subsection 3.2 of the plan immediately following the last sentence thereof:

         "Company contributions payable under this subsection may be paid in cash or in shares of common stock of Western Publishing Group, Inc. ('parent company shares'), or any combination thereof, as the company may elect. Notwithstanding the next preceding sentence, the company may not make a contribution in parent company shares under this subsection
         3.2 if such contribution would cause the aggregate fair market value of parent company shares allocated to participants' employer contribution accounts under subsection 6.4 to exceed ten percent of the fair market value of the total of such participants' employer contribution accounts."

                  8. By substituting the following for the penultimate sentence of subsection 4.3 of the plan:

         "Once each month, a participant may withdraw all or a portion of his participant contribution account."

                  9. By substituting the following for clause (i) of the first sentence of subsection 5.2 of the plan:


         "(i) payment of all of a participant's account balances is not made immediately following his termination date,"

                  10. By substituting the following sentences for the last sentence of subsection 5.2 of the plan:

         "If a participant described in (ii) or (iii) above subsequently meets the requirements for participation in the plan, he will become an active participant in the plan on the date he satisfies the requirements of subparagraph 2.1(a), and will be eligible to make

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         income deferral contributions under subsection 3.1 or voluntary participant contributions under subsection 4.1 on the monthly entry date (or, for participants first hired before 1996, the quarterly entry date) coincident with or next following the date he becomes an active participant. If a participant described in (i) above is later reemployed, his subsequent participation will be determined in accordance with the provisions of subsection 2.4."

                  11. By adding the following new subparagraph (e) to subsection 6.1 of the plan immediately following subparagraph (d) thereof:

                  "(e) Matched Employer Contribution Account. This account will reflect his matched employer contribution account, if any, transferred to the plan under subsection 2.6, and the income, losses, appreciation and depreciation attributable thereto subsequent to the date of transfer."

                  12. By substituting the following for the first sentence of subsection 6.2:

         "A 'regular accounting date' shall occur on each business day."

                  13. By substituting the following for subsections 6.3 and 6.4 of the plan:

                  "6.3. Valuation of Participants' Accounts. Pursuant to rules established by the committee and applied on a uniform and nondiscriminatory basis, participants' accounts will be valued on each accounting date to reflect the fair market value (as determined by the trustee) of the various investment funds as of such date, including adjustments to reflect any distributions (including withdrawals and loans), contributions, rollovers, transfers between

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         investment funds, income, losses, appreciation, or depreciation with respect to such accounts since the previous accounting date.


                  6.4. Allocation of Company Contributions and Forfeitures. As soon as administratively possible after the end of the plan year, the company's contribution, if any, under subsection 3.2 of the plan for the plan year, will be allocated and credited to the employer contribution accounts of participants who were employed by the company during that plan year (excluding participants who resigned or were dismissed during that year under subparagraph 5.1(e)), pro rata, according to the adjusted compensation paid to such participants, respectively, by the company during that year."

                  14. By substituting the following for subsection 6.7 of the plan:

                  "6.7. Investment Funds. The committee may designate in its discretion one or more funds for the investment of participants' accounts. One such investment fund shall be designated as the Parent Company Stock Fund, which fund will be invested solely in parent company shares. The committee, in its discretion, may from time to time designate or establish new investment funds or eliminate existing investment funds for investment purposes under the plan. Each of the investment funds established under this subsection shall comply with the investment guidelines set forth in the Investment Policy Statement issued by the committee, which Investment Policy Statement (and any subsequent Statement that modifies or replaces it, as determined by the committee from time to time) is incorporated herein by reference. If employer contributions are not made in parent company stock, such contributions will be invested in accordance with the participant's election under subsection 6.8."

                  15. By adding the following new subsection 6.8 to the plan immediately following subsection 6.7 thereof:

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                  "6.8. Investment Fund Elections. Each participant may elect, subject to the following provisions, to have a portion or all of his accounts invested in one or more of the investment funds, subject to the following requirements:

                  (a) Once in each calendar quarter, a participant may make an investment election with respect to future contributions to be made by him or on his behalf. Notwithstanding the next preceding sentence, if the company elects to make company contributions under subsection 3.2 in the form of parent company shares, such contributions shall be invested in the Parent Company Stock Fund unless and until the participant makes an election to transfer such amounts in accordance with subparagraph (d) below.

                  (b) Each investment election under (a) above shall be effective as soon as administratively possible after the election has been made, and shall be subject to the provisions of subparagraph (c) below. If no new election is made by a participant, all future contributions will be invested in accordance with the participant's last election under (a) above or, if there is no prior election, in the same percentages as such participant's accounts are invested under (d) below.

                  (c) Each election under this subsection shall be made in increments of 10 percent, in accordance with such rules as the committee determines.

                  (d) Once in each calendar quarter, a participant may elect to have a portion or all of the amounts previously credited to his accounts transferred among any available investment funds. Such an election shall be effective as soon as

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                           administratively possible after the election has
                           been made; and shall be subject to the provisions of subparagraph (c) above. Notwithstanding the foregoing, when a company contribution under subsection 3.2 is made in the form of parent company shares, each participant may make an additional investment election during the plan year to transfer all or a portion of the company contribution from the Parent Company Stock Fund to any of the other investment funds.

                  (e) Notwithstanding the foregoing, any elections by a participant who is an officer or director of Western Publishing Group, Inc. or a significant subsidiary with respect to contri-butions to or withdrawals from, and elections to transfer amounts between the Parent Company Stock Fund and any other fund, may be limited in accordance with any regulations issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

                  16. By adding the following new subsection 6.9 to the plan immediately following subsection 6.8 thereof:

                  "6.9. Voting and Tendering of Parent Company Shares. The voting of parent company shares held in the trust, and if a tender offer is made for parent company shares, the tendering of such shares, shall be subject to the provisions of the Employee Retirement Income Security Act of 1974 ('ERISA') and the following provisions, to the extent such provisions are not inconsistent with ERISA:

                  (a)      Voting of parent company shares. With respect to each

                           participant who has an interest in the Parent Company Stock Fund, the trustee shall provide a copy of the notice and proxy statement for each meeting of the holders of common stock issued by

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                           Western Publishing Group, Inc., together with an
                           appropriate form for the participant's use in instructing the trustee with respect to the voting of parent company shares that, at the record date for the determination of the shareholders entitled to such notice, and to vote at, such meeting, are allocable to such participant under the Parent Company Stock Fund as of such date. If a participant furnishes timely instructions to the trustee, the trustee (in person or by proxy) shall vote the parent company shares (including fractional shares) allocable to such participant in the Parent Company Stock Fund in accordance with the directions of the participant. Parent company shares allocable to participants in the Parent Company Stock Fund for which timely voting instructions are not received by the trustee shall be voted by the trustee as directed by the committee.

                  (b) Tendering of parent company shares. The trustee shall furnish to each participant who has an interest in the Parent Company Stock Fund notice of any tender offer for, or a request or invitation for tenders of, parent company shares made to the trustee. The trustee shall request from each such participant instructions as to the tendering of parent company shares that are allocable to such participant under the Parent Company Stock Fund. For this purpose, the trustee shall provide participants with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, parent company shares made to the trustee. The trustee shall tender parent company shares that are allocable to such participant under the Parent Company Stock Fund as to which the trustee has received instructions to tender from participants within the time specified by the trustee. Parent company shares that are allocable to a participant under the Parent Company Stock Fund as to which the

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                           trustee has not received instructions from
                           participants shall not be tendered.

                  (c)      Appointment of fiduciary. The committee shall be

                           designated, under Section 404(c) of ERISA, as the fiduciary responsible for ensuring that (i) the procedures adopted by the plan administrator with respect to the exercise of the foregoing voting and tender rights are sufficient to safeguard the confidentiality of information related to such exercise; (ii) such procedures are being followed by the plan administrator; and (iii) an independent fiduciary is appointed whenever the committee deems it appropriate for the proper exercise of the foregoing voting and tender rights."

                  17. By substituting the word "on" for the phrase "as at the accounting date coincident with or next following" where the latter occurs in the last sentence of subsection 7.1 of the plan.

                  18. By substituting the following for that portion of subsection 7.2 of the plan that precedes the vesting schedule contained therein:

                  "7.2. Resignation or Dismissal. In the case of any participant who resigns or is dismissed before retirement under subparagraph 5.1(a), (b) or (c), any income deferral contributions or participant contributions made by him previously but not credited to his appropriate account will be returned to him and the balances in his income deferral contribution account, participant contribution account and prior plan account, if any, on his termination date (after all adjustments required under the plan as of that date have been made) shall be nonforfeitable and shall be distributable to him under subsection 7.4 along with the vested balances in his employer

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         contribution account and his matched employer contribution account, if any, on his termination date (after all adjustments required under the plan as of that date have been made) determined in accordance with the following schedule:"

                  19. By substituting the following for subsection 7.3 of the plan:

                  "7.3. Forfeitures. The amount by which a participant's employer contribution account and matched employer contribution account, if any, are reduced under subsection 7.2 shall be treated as a 'forfeiture' on the earlier of the date of distribution of such participant's account balances or the date such participant incurs five consecutive one-year breaks in employment. Prior to that date, such accounts will continue to be adjusted pursuant to the provisions of subsection 6.3. Forfeitures attributable to a participant's employer contribution account and matched employer contribution account, if any, will be credited to the employer contribution accounts of other participants in accordance with subsection 6.4 as soon as administratively possible after the end of the plan year in which such forfeiture occurs. If a participant is reemployed by the company or controlled group member before he incurs five consecutive one-year breaks in employment, any forfeitures attributable to such participant shall be recredited to such participant's appropriate account(s) as soon as administratively possible following such participant's reemployment if the participant repays the total amount of any previous distribution attributable to his employer contribution account and his matched employer contribution account, if any, within five years of his date of reemployment. Such participant's employer contribution account and matched employer contribution account, if any, shall be recredited from current unallocated forfeitures or, to the extent there are insufficient unallocated forfeitures for this purpose, from supplemental employer contributions necessary to restore such amount. The actual amount restored to such participant's account shall be the amount of such forfeitures, without investment adjustments."

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                  20.         By substituting the following for the final
sentence of subparagraph 7.4(a)(ii) of the plan:

         "Such spouse may elect, in accordance with such procedures as the committee may establish, to have any amounts payable to the spouse paid in a lump sum."

                  21. By deleting the word "written" from subparagraph 7.4(a)(v)(4) of the plan and from the second sentence of subsection 7.5 of the plan.

                  22. By substituting the following for the first sentence of subparagraph 7.10(a) of the plan:

         "Subject to the provisions of this subsection, each participant may borrow from his accounts (other than his employer contribution account and his matched employer contribution account, if any) for general purposes or for residential purposes by making application to the trustee and recordkeeper requesting such loan."

                  23. By substituting the following for clause (iii) of subparagraph 7.10(b) of the plan:

         "(iii) the sum of a participant's income deferral contribution account, participant contribution account, and prior plan account (excluding any amounts in such account attributable to the Western IRA Plan)."

                  24. By substituting the following for the last sentence of subparagraph 7.10(d) of the plan:

         "Amounts repaid by the participant will be recredited to the participant's accounts and investment funds in

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         the same ratio that such participant's accounts are invested under subparagraph 6.8(d) of the plan at the time of repayment."

                  25. By substituting the following for subparagraph 7.10(f) of the plan:

                  "(f) Interest paid by a participant on a loan made to him under this subsection 7.10 shall be credited to the accounts of the participant as soon as administratively possible after such interest payment was made."

                  26. By adding the following new subparagraph 7.10(h) to the plan immediately following subparagraph 7.10(g) thereof:

                  "(h) For loans initiated on or after April 1, 1996, there shall be charges for setting up the loan, which charges shall be assessed against the borrowing participant's loan proceeds. There also shall be annual maintenance charges, which charges shall be applied to reduce the borrowing participant's accounts on a pro rata basis. The committee shall determine reasonable amounts for such charges from time to time."

                  27. By deleting the phrase "in writing" from the third sentence of subsection 7.12 of the plan.

                  28. By substituting the following for the penultimate sentence of subsection 7.12 of the plan:

         "Each such election shall be made at such time and in such manner as the committee shall determine and shall be effective in accordance with such rules as the committee may establish from time to time."

                                  15

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                  29.         By substituting the following sentences for the
final sentence of Section 8 of the plan:

         "Any accounts transferred to this plan in accordance with the provisions of subsection 2.6 shall also be subject to the provisions of
         Section 6. Withdrawals of any portion of a participant's prior plan account will not be permitted prior to distribution in accordance with
         Section 6 of the plan, unless such amounts are attributable to such participant's participation in the Western Publishing Company Employees' Savings and Security Plan or the Western IRA Plan, or unless such amounts are attributable to rollover amounts or transferred amounts as described in the first sentence of this Section 8. A participant may make such a withdrawal once each month."

                  30.         By substituting the phrase "up to $150,000" for

the phrase "up to $200,000" where the latter phrase occurs in subsection 12.5 of the plan.

                  31. By deleting subsection 12.6 of the plan and by renumbering subsections 12.7 and 12.8 as subsections 12.6 and 12.7, respectively.

                  IT IS FURTHER RESOLVED that particulars 24, 30 and 31 above shall be effective as of January 1, 1994; particulars 7 and 19 shall be effective December 31, 1995; particulars 1 through 3, 10, 11, 18, 19 and 23 above shall be effective January 1, 1996; and the remaining particulars shall be effective April 1, 1996.

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                                 * * *

                  I, James A. Cohen, Secretary of Penn Corporation, hereby certify that the foregoing is a correct copy of a resolution duly adopted by the Board of Directors of said corporation on January 15, 1996, and that said resolution has not been changed or repealed.

                  Dated this 15 day of January, 1996.

                                                       /s/ James A. Cohen
                                                --------------------------------
                                                     Secretary as Aforesaid

                                                        (Corporate Seal)

                                     * * *

                  The undersigned, as committee members under the Beach Products (Division of Penn Corporation) Retirement Savings Program, hereby acknowledge receipt of a certified copy of the foregoing amendment and hereby consent thereto, this 15 day of January, 1996.

                                                      /s/ James A. Cohen
                                               ---------------------------------

                                                    /s/ Steven M. Grossman
                                               ---------------------------------

                                                       /s/ Hal B. Weiss
                                               ---------------------------------


                                               ---------------------------------
                                               As Committee Members As Aforesaid

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